Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned each hereby certifies that, to his knowledge, the annual report on Form 20-F of Silicon Motion Technology Corporation for the year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Silicon Motion Technology Corporation.

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350 solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002, is not intended to be used or relied upon for any other purpose and is not being filed as part of the periodic report or as a separate disclosure document.

Date: April 30, 2025

/s/ Wallace C. Kou

Name:	Wallace C. Kou

Title:	President and Chief Executive Officer

/s/ Jason Tsai

Name:	Jason Tsai

Title:	Chief Financial Officer